NOWAUTO GROUP, INC. ANNOUNCES
FISCAL SECOND QUARTER 2010 RESULTS

Riding the Wave in Turbulent Waters

Phoenix, Ariz., February 19, 2010. NowAuto Group, Inc. (NAUG:BB and NWAU.PK) today announced results for its fiscal 2010 second quarter ended December 31, 2009. The Company reported revenue of $1.47 million and a net loss of $0.05 per diluted share versus revenue of approximately $1.36 million and a net loss of $0.06 per diluted share in the prior year. During the quarter ended December 31, 2009 gross margin improved to 54.7% due sale of higher margin vehicles and increased interest income.

In spite of general economic conditions and the significant impact on auto purchasing, charge-offs and defaults improved significantly over the prior quarter and prior year as a result of increased credit criteria, improved contract management and system upgrades. Net investment increased 19% over the past six months

“The present condition of the sub-prime and below sub-prime auto market has continued to impact our industry and our company” said CEO Scott Miller. “While we have managed to increase year-over-year sales revenue our challenge has been, and will continue to be on, collections. Our challenge in the current environment is to aggressively work with our customers to maintain active contracts. Tighter underwriting criteria yielded positive results in the September 2010 quarter. Nevertheless, we expect a difficult environment for the foreseeable future. Our commitment to customers and shareholders alike remains; NowAuto will do whatever it can to maintain productive contracts without placing imprudent demands on our customers” Miller said.

“We continue to seek new ways to improve ourselves and have seen some success,” said Chief Financial Officer Faith Forbis. “The current economy has created many challenges that will continue in the near future. Never-the-less, we have been slowly building momentum,” said Forbis.

“Programs initiated in fiscal 2009 have resulted in solid year-over-year volume and lease revenue” said Chief Operating Officer Tino Valenzuela. “We successfully consolidated our Corporate and Reconditioning operations during the September 2010 quarter, resulting in a significantly faster and more efficient turn over of inventory” said Valenzuela.

About NowAuto Group, Inc.

NowAuto Group, Inc. operates three buy-here-pay-here used vehicle dealerships in Arizona. The Company manages all of its installment finance contracts and purchases installment finance contracts from a select number of other independent used vehicle dealerships.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding NowAuto Group, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such forward-looking statements.

NowAuto Group, Inc. assumes no obligation to update the information contained in this press release. NowAuto Group, Inc.’s forward-looking statements in this press release and future results may be materially impacted by any number of factors, any or all of which could have a negative impact on sales, operating results, financial and budgetary constraints. NowAuto Group, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form-Qs and its Annual Report on Form 10-K. The statements made herein are independent statements of NowAuto Group, Inc. The inclusion, if any, of any third parties does not represent an endorsement of any NowAuto Group, Inc. products or services by any such third party.

For further information contact NowAuto Group, Inc. or visit the Company’s Web site at www.nowauto.com.

Contact:

NowAuto Group, Inc.
(602) 431-0015
ir@nowauto.com

Source: NowAuto Group, Inc.